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Garland Harris <garlandeharris@gmail.com

'our Pre-Authorized Check Was Paid

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ervicing@bluebird.com <servicing@bluebird.com>
eply-To: no-reply@bluebird.com
): garlandeharris@gmail.com

Garland Harris Account ending in - 8264

Bluebird
BY AMERICAN EXPRESS

Hello Garland Harris,

Your Bluebird check was paid on 5/26/2017. The check details are listed below.

Pre-authorization Date: 5/15/2017

Expiration Date: 11/18/2017

Check Number: 1009

Check Amount: 1

If you want to view more details regarding this Bluebird Check or pre-authorize another chec
Bluebird Account.

Thanks,
Bluebird

NORTHWOOD
516 NORTHWOOD RD
WEST PALM BEACH
FL
33407-9998
1194480105
05/15/2017 (800)275-8777 4:01 PM

Product Description	Sale Qty	Final Price
First-Class Mail Letter	1	$0.49
(Domestic)		
(CARLSBAD, CA 92009)		
(Weight 0 lb 0.20 Oz)		
(Expected Delivery Day)		
(Thursday 05/18/2017)		
Certified	1	$3.35
([illegible] Mail #)		
([illegible]0132 [illegible] 00617)		
Total		$3.84
Cash		$4.00
Change		($0.16)

Text your tracking number to 28777 (2USPS) to get the latest status. Standard Message and Data rates may apply. You may also visit USPS.com USPS Tracking or call 1-800-222-1811.

Order stamps at usps.com/shop or call 1-800-Stamp24. Go to usps.com/clicknship to print shipping labels with postage. For other information call 1-800-ASK-USPS

****
Get your mail when and where you want it with a secure Post Office Box. Sign up for a box online at usps.com/poboxes.
****

All sales final on stamps and postage
Refunds for guaranteed services only
Thank you for your business

HELP US SERVE YOU BETTER

TELL US ABOUT YOUR RECENT
POSTAL EXPERIENCE

Go to:
https://postalexperience.com/Pos

840-5327-0096-002-00008-35163-02

or scan this code with
your mobile device:

U.S. Postal Service™
CERTIFIED MAIL™ RECEIPT
(Domestic Mail Only; No Insurance Coverage Provided)

7013 2630 0001 1040 0617

For delivery information visit our website at www.usps.com®

OFFICIAL USE

CARLSBAD, CA 92009

Postage	$3.35	0105
	$0.00	11
Certified Fee	$0.00	
Return Receipt Fee (Endorsement Required)	$0.00	
	$0.00	Postmark Here
Restricted Delivery Fee (Endorsement Required)	$0.00	
	$0.49	
Total Postage & Fees	$ $3.84	05/15/2017

WEST PALM BEACH, FL 33407-9998
MAY 15 2017
NORTHWOOD STATION

Sent To

Street, Apt. No.; or PO Box No.

City, State, ZIP+4

PS Form 3800, August 2006 See Reverse for Instructions